UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2016

ALDEYRA THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36332	20-1968197
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

131 Hartwell Avenue, Suite 320

Lexington, MA 02421

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 761-4904

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

As reported under Item 8.01 of this Current Report on Form 8-K, Aldeyra Therapeutics, Inc. (“Aldeyra”) issued a press release announcing positive top-line results from its Phase IIa clinical trial of NS2 for the treatment of allergic conjunctivitis. During a conference call scheduled to be held at 8:00 a.m. Eastern Time on February 29, 2016, Aldeyra’s management will discuss the top-line allergic conjunctivitis Phase 2 clinical trial results.

The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01	Other Events.

On February 29, 2016, Aldeyra issued a press release announcing that its Phase IIa clinical trial of NS2 for the treatment of allergic conjunctivitis achieved statistically significant effect over vehicle in a randomized, parallel, single center, double masked, vehicle controlled trial. The purpose of the trial was to determine the activity and safety of NS2 in patients with grass, tree or ragweed-pollen induced seasonal allergic conjunctivitis. In addition, Aldeyra also provided an update regarding the status of its ongoing noninfectious anterior uveitis Phase II clinical trial. A copy of Aldeyra’s press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Aldeyra Therapeutics, Inc. Press Release dated February 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALDEYRA THERAPEUTICS, INC.

By:	/s/ Todd C. Brady, M.D., Ph.D.
Name: Todd C. Brady, M.D., Ph.D.
Title: President and Chief Executive Officer

Dated: February 29, 2016